2THEMART.COM, INC.
                 EXECUTIVE EMPLOYMENT AGREEMENT

                       2THEMART.COM, INC.
                 EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement ("Agreement") is made and entered into this 1st day of February, 1999, by and between Steven W. Rebeil (hereinafter referred to as "Employee"), and 2TheMart.com, Inc., an Oklahoma corporation, (hereinafter referred to as "Company") with reference to the following facts and objectives:

                            RECITALS

A. Employee has been providing services as the Chairman of the Board and Chief Executive Officer and related activities as an Employee of the Company.

B. Company is a corporation organized and in good standing under the laws of the State of Oklahoma and desires to employ
Employee under the terms and conditions of this Agreement.

NOW, THEREFORE, in reliance on the foregoing Recitals, and in consideration of the mutual promises and covenants contained herein,Company and Employee hereby agree as follows:

1. Employment. During the term hereof, Company hereby employs Employee and Employee hereby accepts and agrees to furnish Company with all the Employee's skills and abilities under the designation as the Chairman of the Board and Chief Executive Officer of the Company.

2. Duties. During the term of the Agreement, Employee shall devote all of Employee's services, best efforts, and all reasonable work time (excluding vacation and personal time) toward his employment with the Company, to further Company's interests and to perform diligently and in good faith such duties as are or may be, from time to time, required by Company in connection with his employment hereunder. The Employee shall, at all times, comply with the policies and procedures promulgated by the Company. The making of passive and personal investments and conducting private business affairs not inconsistent with the Agreement by the Employee shall not be prohibited under this Agreement.

3. Company's Authority. Employee shall perform in proper form orders, directions, and policies by the Company to the Employee periodically not inconsistent with the provisions of this Agreement. Employee agrees to accept the decisions of the Company in the establishment and amendment of working facilities, conditions, and hours of employment, including all fringe benefits, not otherwise agreed upon herein.

4. Term. The term of this Agreement shall begin on February 1, 1999 (the "Effective Date") and shall be for a period of five (5) years, with automatic renewal terms of equal length subject to the Company's prior written notification of one hundred eighty
(180)days before
the expiration of the original term of its decision not to renew this Agreement, beginning on the Effective Date of this Agreement.

5.   Compensation.

          (a) Base Salary. In consideration of the faithful performance of the above duties and responsibilities to and on behalf of the Company, the Company agrees to pay the Employee during the period of Employee's employment with Company a base annual salary of $150,000.00 (the "Base Salary"), increasing to an annual salary of $200,000 on July 1, 1999 . The Base Salary shall be due and payable semimonthly or on a more frequent basis and reviewed at the Employee's anniversary date by the Board of Directors of Company; provided, however, that such Base Salary shall in any event be increased as of January 1 of each calendar year at a rate greater than the percentage increase in the National Consumer Price Index, as reported by the United States Department of Labor for the immediately preceding calendar year, or as otherwise determined by the Board of Directors (or Compensation Committee, if any) of the Company.

     (b) Bonus. As further compensation, the Company may pay the Employee such bonus or bonuses and stock options as may, from time to time, be awarded or granted to the Employee by the Company exercising its sole and absolute discretion.

          (i) Bonus on Opening of Web Site. Upon the opening of the Company's Web Site it is developing (the "Web
          Site"), Employee shall be paid a bonus as determined by the Company.

     (c)  Employment Taxes.  Unless otherwise provided by law,

     all compensation paid to the Employee shall be subject to the customary withholding tax, other employment taxes and withholding amounts as required with respect to compensation paid by the Company to the Employee.

6. Split Dollar Life Insurance. The Company agrees to fund a life insurance policy insuring the life of Employee in the face amount of $1,000,000.00 wherein the Employee or his designee is owner and beneficiary of such policy under a split dollar insurance arrangement. Employee agrees to report the P.S. 58 costs associated with such an arrangement as compensation for federal income tax purposes.

7. Health Insurance. The Company shall provide, at its expense, complete family health insurance coverage for the Employee and his family. The Employee will be eligible to participate in any other benefit program or plan offered to similarly situated employees, subject to any limitations or restrictions associated with said program or plan (such as waiting periods, vesting schedules, and pre-existing condition limitations).

8. Business Expenses. Business Expenses of the Employee incurred in the performance of his duties, including the costs of attending meetings, promotion, and entertainment expenses shall be borne by the Company and reimbursable to Employee upon presentation of appropriate documentation by the Employee to the Company and compliance with Company's established practices and procedures.

9. Automobile and Office. During the term of this Agreement, Company shall furnish Employee with an automobile and related expenses (i.e. insurance, maintenance, repairs and gas) for Employee's business use and other equipment, facilities, and ancillary services for the performance of Employee's duties.

10. Other Company Benefits. Employee shall be entitled to participate in all employee benefit programs made available to Company's executives or salaried employees generally, as such programs may be offered from time to time.

11. Absences. The Employee shall be entitled to four (4) weeks away from work for paid vacation. Company may, from time to time, allow Employee additional time away from employment in the Company's sole discretion. The parties acknowledge that such exercise of discretion in one event shall not create a right to additional time away from employment hereunder. Employee shall also be permitted reasonable numbers of days away from work for sick days or leaves of absences.

12. Death or Disability. Except as otherwise provided in this Paragraph 12, in the event of Employee's death or "Disability" (as hereinafter defined) occurring during the term of this Agreement, Employee or his estate, as the case may be, shall be entitled to: (i) that portion of any unpaid salary together with the benefits accrued and earned by Employee hereunder up to and including the last day of the month in which the death or the Disability occurs, as the case may be, (ii) any death or disability-related benefits pursuant to the insurance program set forth above and any employee benefit plan to which Employee or his beneficiary may be entitled hereunder; (iii) any unpaid Bonus Amount earned by the Employee for the prior fiscal year of the Company and approved by Company if such approval is required hereunder shall be prorated based upon the length of Employee's service during the applicable year over 365 days; and (iv) a payment equal to one year's Base Salary then in effect for Employee if the remaining term of this Agreement is less than one year, or, if more than one year remains under the Agreement, the Estate may elect to continue to receive the
payments due under the Agreement specified as salary.   A
"Disability" shall be deemed to have occurred if Employee shall have been unable to discharge his normal duties and job description under this Agreement for a period of ninety (90) days in the aggregate during any consecutive four (4) month period, by reason of his physical or mental disability of illness. In the event that Employee is unable to resume a normal work schedule at the end of said four (4) month period, his employment shall thereupon terminate at the end of the calendar month in which such period ends.

13. Termination. Employee's employment with the Company shall be terminate if any of the following occur:

          (a) At the expiration of the term of this Agreement if Company gives written notice of its intention not to renew this Agreement one hundred eighty (180) days prior to the expiration of the term;

     (b)  On the death of the Employee;

     (c) Whenever the Employee shall fail to cure or rectify a material breach of any of the terms, covenants and conditions of this Agreement within thirty (30) days after Employee receives written notice from the Company to cure such default (except when terminated for those causes that allow immediate termination as described in Section 14(b));

     (d)  For "Cause" as defined in Paragraph 14 below; or

     (e) Upon the Disability of the Employee as set forth in Paragraph 12 above.

14.  Definition of "Cause".

     (a) For the purposes of this Agreement, the term "Cause" shall include:

          (i) incompetence, failure, inability, or refusal to perform assigned duties;

          (ii) gross negligence, willful misconduct or breach of fiduciary duty;

          (iii) being under the influence of, or use, sale, distribution, or possession of unauthorized or illegal drugs or intoxicating beverages while on duty or on the Company's or a subsidiary's premises;

          (iv) willful destruction or defacement of Company's or a subsidiary's, a customer's, or an employee's property;

          (v)  unauthorized disclosure of confidential
          information; and

          (vi) continued and unexplained absences from work.

     (b) For the purposes of this Agreement, Employee shall be immediately terminated without notice for the following
     Causes:

          (i) unauthorized entry into Company's secured non-public areas;

          (ii) falsifying or altering the Company's or a subsidiary's records;

          (iii)theft, embezzlement, fraud or forgery;

          (iv) any act which results or was intended to result in significant gain or personal enrichment to the Employee at the Company's expense.


15. Confidential and Secret Information/Company Property. Employee acknowledges that he will have access to items used in the Company's business which the Company deems to be secret, confidential, unique and valuable; were developed by Company at a great cost and over a long period of time; and that disclosure of any of these items to anyone other than Company's officers, directors, agents or authorized employees will cause Company irreparable injury. Employee agrees that upon termination of this Agreement, he will return any and all documentary information or written documents to Company. Such items and information shall be held in strict confidence by the Employee and shall not be revealed to any third party unless otherwise required by law.
All other material and property that may be furnished to employee during the course of his employment with the Company such as customer lists, customer tracking, automobiles, books and records shall be and remain the Company's property and shall be returned to the Company at any time upon demand.

16. Severance Pay. In the event Company terminates Employee's employment hereunder, Company shall pay to Employee a sum equivalent to the balance of the salary due to be paid under this Agreement or 300% of the Base Salary (excluding bonuses and other compensation), whichever is greater.

17. Change of Control. Immediately upon a Change of Control, if Executive's employment with Company is terminated within twenty-four (24) months following such Change of Control, either without cause or pursuant to this Agreement, in addition to any other compensation or benefits payable pursuant to this Agreement, Executive shall be entitled to: Payment in cash equal to four times his Base Salary, plus immediate vesting of 100% of all Employee's stock; stock options or other awards to the Executive under any of the Company's incentive plans. The Executive's rights upon a Change of Control to benefit under programs, plans and policies of the Company shall be determined according to the terms and provisions of such programs, plans and policies.

18. Arbitration. Any and all disputes, controversies or claims arising under or in connection with this Agreement other than the right to injunctive relief as set forth in Paragraph 14 above, including without limitation, the general validity or enforceability of this Agreement, shall be governed by the laws of the State of California, without giving effect to its conflict of law provisions and shall be submitted to binding arbitration rules of the American Arbitration Association conducted in Orange County, California. All expenses of any arbitration shall be borne equally by the parties. The award to the arbitrator, including any award of attorney's fees, shall be final and enforceable in the courts of California. All costs of enforcing a judgment following the arbitration are to be borne by the losing party. In reaching his or her decision, the arbitrator shall have no authority to change or modify any provision of this Agreement. Each party shall have the right to discovery in accordance with the California Rules of Civil Procedure.

20. Modification. This Agreement shall not be modified, amended, supplemented, or extended except by written consent executed by both the Company and Employee, except as expressly provided herein to the contrary.

21. Assignment. Neither the Employee nor the Company shall voluntarily subcontract or assign any of their respective rights, duties, or obligations hereunder without first obtaining the other party's written consent.

22. Notice. Except as expressly provided to the contrary herein, any notices or other communications required, permitted, or made necessary by the terms of this Agreement may be given to the respective representatives of the Company and the Employee designated herein by written communication. Written notices shall be personally delivered to the Company's representative or the Employee as appropriate or sent by the United States registered or certified mail, postage prepaid, return receipt requested, addressed to the Company to its principal corporate office and to the Employee at the Employee's residential address. Notices sent by mail shall be deemed made, delivered, and received on the date of the United States' postmark thereon.
Upon receipt of notice Employee shall have thirty (30) days to cure or rectify all items described in the Notice. Federal Express and similar services shall be considered personal service or delivery. Personal delivery of written notice hereunder may also be give by facsimile or other electronic transmission (provided that the sender of a telephone facsimile or other electronic transmission has received a facsimile confirmation report showing the number to which the facsimile was transmitted). Either party may change its address for notice by giving notice of such change to the other party in the manner specified in this section.

23. No Waiver. No waiver of any breach or default in any of the terms and provisions of this Agreement shall be deemed to constitute or be construed as a waiver of the subsequent breach of default of the same, similar, or dissimilar nature.

24. Choice of Law and Invalidity. The validity, construction, performance and effect of this Agreement shall be governed by the laws of the State of California. In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision has never been contained herein. If any one or more provisions contained herein shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity or subject, said provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the then applicable law, it being the intent of the parties hereto to give the maximum permitted effect to the restrictions set forth herein.

25. Interpretation. If necessary to give effect to the terms and provisions hereof, the masculine, feminine, and neuter gender in the singular and plural number shall each be deemed to include the other whenever the context so indicates. To the unenforceable, it is agreed that the essential terms of this Agreement shall be and remain enforceable against the parties.

26. Headings. Headings in this Agreement are inserted convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.

27. Counterparts. This Agreement may be executed in any number of counterparts, any of which may be constituted in the agreement between the parties hereto.

28. Time. Time is of the essence for all obligations contemplated in this Agreement.

29. Entire Agreement. This Agreement, and any schedules and exhibits attached thereto contain and set forth the entire Agreement between the parties with respect to the subject matter hereof. All prior negotiations and agreements between the parties with respect to the scope of this Agreement are mutually rescinded, replaced, and superseded hereby.

30. Authority. The Company warrants and represents that it is a corporation organized and existing under the laws of the State of Oklahoma, that the undersigned is authorized to execute this Agreement on behalf of the Company; that the employment of the Employee under the terms of this Agreement has been duly authorized by the Company.

31. Inurement. Each covenant and condition in this Agreement shall be binding on, and shall inure solely to the benefit of the parties to it, their respective heirs, legal representatives, successors, and assigns.

32. Presumption. This Agreement or any section of this Agreement shall not be construed against any party due to the fact that the Agreement or any section of it was drafted by said party.

IN WITNESS WHEREOF, the parties to this Employment Agreement have duly executed it on the day and year first above written.

EMPLOYEE:                          COMPANY:

                                   2THEMART.COM, INC., AN OKLAHOMA
                                   CORPORATION


By:/s/Steven W. Rebeil             By:/s/Dominic J. Magliarditi
   Steven W. Rebeil                   Dominic J. Magliarditi,
   1818 W. Oceanfront Blvd.           President
   Newport Beach, California 92660    18301 Von Karman Avenue
                                      7th Floor
                                      Irvine, California 92612